Exhibit 10.78

75 Rockefeller Plaza New York, NY 10019 +1 212 220-2660 www.basepointcapital.com

STRICTLY PRIVATE & CONFIDENTIAL

June 16, 2026

TMX MP SPE, LLC

2312 E Trinity Mills Rd., Suite 100
Carrollton, TX 75006

Attention: Kyle Hanson

Re:         Master Loan and Security Agreement – Renewal

Dear Kyle:

TMX MP SPE, LLC, a Delaware limited liability company (“Borrower” or “you”), as Borrower under that certain Master Loan and Security Agreement, dated as of February 10, 2023 (as amended, modified or restated from time to time, the “Credit Facility”) has advised BP Commercial Funding Trust II, Series SPL-XVI, a statutory series of BP Commercial Funding Trust II, a Delaware statutory trust, for itself and for no other series of BP Commercial Funding Trust II (“BP Lender” or the “Commitment Parties” or “we” or “us”), that you desire to extend the Draw Period (as defined in the Credit Facility) to December 31, 2027 (the “Extended Term”).

This letter is hereinafter referred to as the “Commitment Letter”.

1.            Commitment. We are pleased to advise you of BP Lender’s commitment to provide 100% of the Credit Facility (collectively, the “Commitment”) for the Extended Term. The terms and conditions of the Credit Facility shall be as currently set forth in the existing loan documentation, with such changes as mutually agreed between you and us (the “Definitive Documentation”) prior to the closing date of the Extended Term (the “Closing Date”).

The terms of this Commitment Letter do not include all of the terms, conditions, affirmative and negative covenants, representations, warranties, default clauses and other provisions that will be contained in the Definitive Documentation. Notwithstanding the foregoing, each of the parties hereto agrees that this Commitment Letter is a legal, valid, binding and enforceable agreement with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Definitive Documentation by the parties hereto in a manner consistent with this Commitment Letter. Promptly after the execution by the parties of this Commitment Letter, the parties hereto shall proceed with the negotiation in good faith of the Definitive Documentation in a manner consistent with this Commitment Letter for the purpose of executing and delivering the Definitive Documentation.

2.            Conditions To Commitment. Each Commitment of the Commitment Parties hereunder to provide each respective Credit Facility on the Closing Date will be subject solely to the conditions precedent set forth in the Conditions Annex (the “Exclusive Funding Conditions”), and, upon the satisfaction (or waiver by the Commitment Parties) of such conditions, the effectiveness of the Extended Term shall occur.

BasePoint Capital, LLC

TMX ABL | Debt Financing Commitment Letter

3.            Indemnity. You agree to indemnify and hold harmless each of the Commitment Parties and each of their respective affiliates and each of their and their respective affiliates’ directors, officers, employees, partners, members, representatives, advisors and agents and each of their respective heirs, executors, administrators, personal representatives, legatees successors and assigns (each, an “Indemnified Party”) from and against any and all actions, suits, losses, claims, damages, penalties, liabilities and expenses of any kind or nature (including legal expenses), joint or several, to which such Indemnified Party may become subject or that may be incurred or suffered by or asserted or awarded against such Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any claim, investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any matters contemplated by this Commitment Letter, the Credit Facility or any related transaction (including, without limitation, the execution and delivery of this Commitment Letter and the Definitive Documentation and the closing of the Extended Term) or (b) the use or the contemplated use of the proceeds of any of the Credit Facility, and will reimburse each Indemnified Party for all out-of-pocket expenses (including reasonable attorneys’ fees, expenses and charges) on demand as they are incurred in connection with any of the foregoing; provided that no Indemnified Party will have any right to indemnification for any of the foregoing to the extent resulting from (i) such Indemnified Party’s own gross negligence or willful misconduct (or that of any of its Related Parties (as defined below)) as determined by a court of competent jurisdiction in a final non-appealable judgment, (ii) any material breach by such Indemnified Party of its obligations hereunder as determined by a court of competent jurisdiction in a final non-appealable judgment or (iii) any claim, litigation, investigation or proceeding that is solely between an Indemnified Party against any other Indemnified Party that does not arise out of or involve an act or omission by you or any of your affiliates. In the case of any claim, investigation, litigation or proceeding to which the indemnity above in this paragraph applies, such indemnity shall be effective whether or not such claim, investigation, litigation or proceeding is brought by you, your equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not the Extended Term or other transactions contemplated hereby are consummated. You shall not, without the prior written consent of each Indemnified Party affected thereby, settle any threatened or pending claim, litigation or action that would give rise to the right of any Indemnified Party to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim, litigation or action against such Indemnified Party, (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of such Indemnified Party and (z) requires no action on the part of the Indemnified Party other than its written consent (not to be unreasonably withheld, conditioned or delayed). For purposes hereof, “Related Party” and “Related Parties” of an Indemnified Party mean any (or all, as the context may require) of such Indemnified Party’s controlled affiliates and its directors, officers, employees, partners, agents advisors and other representatives thereof.

Without limiting the generality of this Section 3, you also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort, or otherwise) to you, your affiliates, your or your affiliates’ respective directors, officers, managers, members, advisors, agents, employees, consultants, attorneys, accountants or representatives or to your or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the Credit Facility or other transactions contemplated hereby, except to the extent such liability is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s (x) own gross negligence or willful misconduct (or that of any of its Related Parties) or (y) material breach of its obligations hereunder. No Indemnified Party will be liable for any indirect, consequential, special or punitive damages in connection with this Commitment Letter, the Definitive Documentation, the Credit Facility or any other transactions contemplated hereby. No Indemnified Party will be liable to you, your affiliates or any other person for any damages arising from the use by others of any confidential information memoranda or marketing materials prepared in connection with the syndication or participation of the Credit Facility or any other materials obtained by electronic means.

BasePoint Capital, LLC

TMX ABL | Debt Financing Commitment Letter

4.            Syndication. The BP Lenders may syndicate, prior to and/or after the execution of Definitive Documentation (defined below), all or a portion of the loans and commitments to one or more other lenders pursuant to a syndication managed by the BP Lenders (the “Syndication Process”) on the terms set forth in this Commitment Letter and in any fee letter among the parties hereto; provided that no BP Lender shall be relieved, released or novated from its obligations hereunder (including its obligation to fund its applicable percentage of the Credit Facility on the Closing Date) in connection with any assignment or other transfer until after the initial funding of the Credit Facility on the Closing Date and, unless you otherwise agree in writing, each Commitment Party shall retain exclusive control over all rights and obligations with respect to its commitment prior to the Closing Date. The BP Lenders will, in consultation with you, control all aspects of the Syndication Process, including the timing and selection of prospective Lenders, the awarding of any titles, the determination of allocations and the amount of any fees. You agree that (i) no lender will be permitted to receive compensation of any kind for its participation in the Credit Facility, except as expressly provided for in this Commitment Letter or in any fee letter and (ii) no titles will be appointed and no other titles will be awarded in order to obtain any commitment to participate in the Credit Facility, in each case without the prior written consent of the you and the BP Lenders. You agree to assist the BP Lenders with the Syndication Process; including, without limitation: (i) participation in meetings; (ii) preparation of information, including a confidential information memorandum, presentations and other offering materials to be used in connection with the Syndication Process; and (iii) ensuring that the syndication effort benefits from your existing financial and banking relationships.

5.            Payment of Fees and Expenses. Subject to the last sentence of this Section 5, Borrower agrees to reimburse the Commitment Parties on the Closing Date for all reasonable legal fees and other third party fees, costs and expenses related to the Credit Facility and incurred by the Commitment Parties in connection with the preparation, negotiation, documentation and closing of such Credit Facility; and if not paid before the Closing Date will be withheld from the initial advance under such Credit Facility to the extent the Expense Deposit (defined below) is insufficient to cover all such fees, costs and expenses. For the avoidance of doubt, if the Exclusive Funding Conditions are satisfied and the Extended Term is not consummated due to the failure of the BP Lenders to fund 100% of the Commitment, Borrower shall not be responsible to pay any such legal fees, costs and expenses related to any Credit Facility.

6.            Termination. This Commitment Letter may be terminated at any time, by mutual written consent of the parties hereto.

Upon such termination, this Commitment Letter shall have no further force and effect other than Sections 3 (Indemnity), 5 (Payment of Fees and Expenses), 7 (Other Services), 8 (Counterparts) and 9 (Governing Law; Submission to Jurisdiction; and Waiver of Jury Trial) hereof, which, for the avoidance of doubt, are intended to be binding agreements of Borrower, and the Commitment Parties and shall continue in full force and effect and survive any such termination.

7.            Other Services. Nothing contained herein shall limit or preclude the Commitment Parties or any of their affiliates from carrying on any business with, providing banking or other financial services to, or from participating in any capacity, including as an equity investor, in any other transaction with any party whatsoever, including, without limitation, any competitor, supplier or customer of you or any of your or their affiliates, or any other party that may have interests different than or adverse to such parties.

You acknowledge that the Commitment Parties or one or more of their affiliates (i) may be providing debt financing, equity capital or other services (including financial advisory services) to other entities and persons with which you or your or their respective affiliates may have conflicting interests regarding the Credit Term and otherwise, (ii) may act, without violation of its contractual obligations to you, as it deems appropriate with respect to such other entities or persons, and (iii) has no obligation in connection with the Credit Term to use, or to furnish to you or your or their respective affiliates or subsidiaries, confidential information obtained from other entities or persons.

BasePoint Capital, LLC

TMX ABL | Debt Financing Commitment Letter

In connection with all aspects of the Credit Facility, you acknowledge and agree that: (i) the Credit Facility and any related arranging or other services contemplated in this Commitment Letter constitute an arm’s-length commercial transaction between you and your affiliates, on the one hand, and the Commitment Parties, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the Credit Facility, (ii) in connection with the process leading to the Credit Facility, each of the Commitment Parties is and has been acting solely as a principal and not as a financial advisor, agent or fiduciary, for you or any of your or their respective management, affiliates, equity holders, directors, officers, employees, creditors or any other party, (iii) no Commitment Party or any affiliate thereof has assumed or will assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to the Credit Facility or the process leading thereto (irrespective of whether any Commitment Party or any of its affiliates has advised or is currently advising you or your affiliates on other matters) and no Commitment Party has any obligation to you or your affiliates with respect to the Credit Facility except those obligations expressly set forth in this Commitment Letter, (iv) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates and no Commitment Party shall have any obligation to disclose any of such interests, and (v) no Commitment Party has provided any legal, accounting, regulatory or tax advice with respect to the Credit Facility and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. You hereby waive and release, to the fullest extent permitted by law, and agree not to assert any claims that you may have against any Commitment Party or any of their respective affiliates with respect to any breach or alleged breach of agency, fiduciary duty or conflict of interest matters.

8.            Counterparts. This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Commitment Letter. The words “execution”, “signed”, “signature” and words of like import in this Commitment Letter relating to the execution and delivery of this Commitment Letter shall be deemed to include electronic signatures, which shall be of the same legal effect, validity or enforceability as a manually executed signature to the extent and as provided in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

9.            Governing Law; Submission To Jurisdiction; And Waiver Of Jury Trial. THIS COMMITMENT LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 11 SHALL AFFECT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF THE PARTIES HERETO OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

BasePoint Capital, LLC

TMX ABL | Debt Financing Commitment Letter

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.            Integration; Third Party Beneficiary. This Commitment Letter is the only agreement that has been entered into among the parties hereto with respect to the Credit Facility and sets forth the entire understanding of the parties hereto with respect thereto and supersedes any prior written or oral agreements among the parties hereto with respect to the Credit Facility.

This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Parties.

11.            Amendments. Neither this Commitment Letter nor any provision hereof may be amended, modified, supplemented or waived except by an agreement in writing signed by the Commitment Parties and you.

12.            Assignments. This Commitment Letter may not be assigned by any party hereto without the prior written consent of each of the other parties hereto (and any purported assignment without such consent will be null and void); provided that any Commitment Party may assign this Commitment Letter to any of their respective affiliates without the prior written consent of Borrower; provided, however, that (a) no Commitment Party shall be relieved, released or novated from its obligations hereunder (including, as provided herein, any obligation to fund the Credit Facility on the Closing Date upon satisfaction of the Exclusive Funding Conditions) in connection with any such assignment, and (b) the Commitment Parties shall retain exclusive control over all rights and obligations with respect to their respective Commitments, including, all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred.

13.            Limited Liability. It is expressly understood and agreed by the parties hereto that (a) this letter agreement is executed and delivered by BasePoint Capital II, LLC (for purposes of this paragraph, “SPL-XVI Administrator”), not individually or personally but solely as BP Commercial Funding Trust II, Series SPL-XVI, in its capacity as Administrative Agent and a Lender, in the exercise of the powers and authority conferred and vested in it under that certain Trust Agreement, dated as of January 5, 2022, and Series Trust Supplement No. 16 thereto, dated as of October 5, 2022 (collectively, as amended, supplemented or modified from time to time), (b) any representations, undertakings and agreements herein made on the part of BP Commercial Funding Trust II, Series SPL-XVI, in its capacity as Administrative Agent and/or a Lender, are made and intended not as personal representations, undertakings and agreements by Administrator but is made and intended for the purpose for binding only BP Commercial Funding Trust II, Series SPL-XVI, in its capacity as Administrative Agent and a Lender, as the case may be, (c) nothing herein contained shall be construed as creating any liability on Administrator, individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and any person or entity claiming by, through or under the parties hereto, and (d) under no circumstances shall Administrator be personally liable for the payment of any indebtedness or expenses of BP Commercial Funding Trust II, Series SPL-XVI, in its capacity as Administrative Agent or a Lender, hereto or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by BP Commercial Funding Trust II, Series SPL-XVI, in its capacity as Administrative Agent or a Lender, under this Agreement, any other Loan Document or the other related documents or otherwise. Nothing in this Section 15 shall limit the obligations of BP Series SPL-XVI under this Commitment Letter, and this Commitment Letter constitutes the legal, valid, binding and enforceable agreement of BP Series SPL-XVI. SPL-XVI Administrator is authorized to act on behalf of, and to bind, BP Series SPL-XVI under the SPL-XVI Trust Agreement.

BasePoint Capital, LLC

TMX ABL | Debt Financing Commitment Letter

*      *      *

Please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to the Commitment Parties the enclosed duplicate originals (or facsimiles or electronic copies) of this Commitment Letter, in each case not later than 11:59 p.m., New York City time, on June 16, 2026, failing which, the Commitment Parties’ commitments and obligations hereunder and each BP Lender’s respective Commitment and its respective agreement to act as administrative agent will expire at such time.

[Remainder of page intentionally left blank; signature page to follow]

BasePoint Capital, LLC

TMX ABL | Debt Financing Commitment Letter

Very truly yours,

BP COMMERCIAL FUNDING TRUST II, SERIES SPL-XVI, a statutory series of BP Commercial Funding Trust II, for itself and no other Series

By:	BasePoint Capital II, LLC, its Administrator

By:	/s/ Michal Petronio
Name:	Michael Petronio
Title:	Authorized Officer

BASEPOINT CAPITAL II, LLC

By:	BasePoint Capital II, LLC, its Administrator

By:	/s/ Michael Petronio
Name:	Michael Petronio
Title:	Authorized Officer

BasePoint Capital, LLC

TMX ABL | Debt Financing Commitment Letter

ACCEPTED AND ACKNOWLEDGED THIS 16TH DAY OF JUNE, 2026.

TMX MP SPE, LLC, a Delaware limited liability company

By:	/s/ Kyle Hanson
Name:	Kyle Hanson
Title:	Executive Chair

BasePoint Capital, LLC

TMX ABL | Debt Financing Commitment Letter

ANNEX A

CONDITIONS ANNEX

Capitalized terms used but not defined in this Annex A shall have the respective meanings set forth in the letter agreement to which this Annex A is attached or in the Credit Facility. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Annex A shall be determined by reference to the context in which it is used.

As used in this Annex A, “Loan Parties” shall mean the applicable Company Parties that will be a loan party (i.e., borrower, guarantor, grantor and/or pledgor) under the Credit Facility.

The closing and the making of the initial extensions of credit under the Extended Term of the Credit Facility will be subject to the satisfaction (or waiver by the Commitment Parties) solely of the following conditions precedent:

1.            The Credit Agreement and other Definitive Documentation consistent with the Commitment Letter shall have been executed and delivered by the applicable Loan Parties to the applicable BP Lenders; and the BP Lenders shall have received from duly licensed outside legal counsel for such Loan Parties customary legal opinions (including, as applicable, regulatory/licensing, true sale, non-consolidation and other regulatory matters).

2.            The representations and warranties set forth in the Definitive Documentation shall be true and correct in all material respects as of the Closing Date (except, in the case of any representation or warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided, however, that if any such representation and warranty is qualified by materiality or material adverse effect, then such representation and warranty shall be true and correct in all respects.

3.            All fees, expenses, and other amounts incurred by the Commitment Parties and required by the terms of the Commitment Letter to be paid prior to or on the Closing Date shall have been paid, or shall be paid substantially concurrently with, the borrowing under the Credit Facility (which amounts may be offset against the proceeds of the Credit Facility).

4.            BP Lender shall have received final internal credit approval for the Extended Term.